CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 40 to Registration Statement No. 333-125751 of First Trust Exchange-Traded (comprising First Trust Dow Jones Select MicroCap Index(SM) Fund, First Trust Value Line(R) Dividend Index Fund, First Trust Morningstar(R) Dividend Leaders(SM) Index Fund, First Trust IPOX-100 Index Fund, First Trust NASDAQ-100 Equal Weighted Index(SM) Fund, First Trust NASDAQ-100-Technology Sector Index(SM) Fund, First Trust Amex(R) Biotechnology Index Fund, First Trust Dow Jones Internet Index(SM) Fund, First Trust DB Strategic Value Index Fund, and First Trust Value Line(R) Equity Allocation Index(SM) Fund) on Form N-1A of our report dated February 21, 2007, appearing in the Annual Report for the year ended December 31, 2006, and to the references to us under the headings "Financial
Highlights" in the Prospectus and "Financial Statements" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are a part of such Registration Statement.






DELOITTE & TOUCHE LLP
Chicago, Illinois

April 30, 2007